Exhibit 99.1
For Immediate Release
Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
For Media: Mike Distefano, (310) 843-4199
Korn/Ferry International Announces First Quarter Fiscal 2011
Results of Operations
Highlights
•	First quarter fiscal 2011 fee revenue increased 50% to $175.1 million, compared to $116.8 million in the same quarter last year.
•	Q1 FY’11 diluted earnings per share was $0.24, compared to diluted loss per share of $0.33 in Q1 FY’10.
Los Angeles, CA, September 9, 2010 - Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced Q1 FY’11 diluted earnings per share of $0.24 compared to diluted loss per share of $0.33 in Q1 FY’10. Excluding restructuring charges of $18.2 million, diluted loss per share in Q1 FY’10 was $0.05.
“With our fifth consecutive sequential fee revenue increase and a year-over-year improvement of fifty percent, I am enormously proud of our organization and pleased with the results of the quarter,” said Gary D. Burnison, CEO of Korn/Ferry International. “We have outperformed a seemingly directionless economy. For Korn/Ferry, the whole is truly stronger than the sum of our parts. It is our differentiation which has enabled us to outperform the industry. Our outsourcing and leadership businesses now comprise over 25% of our overall business. The combination of our complementary new offerings to our flagship executive recruiting business and our relentless focus on clients is providing the fortitude necessary for our continued success.”

Financial Results
(dollars in millions, except per share amounts)

	First Quarter
	FY’11	FY’10
Fee revenue	$175.1	$116.8
Total revenue	$183.2	$123.3
Operating income (loss)	$19.3	$(25.0)
Operating margin	11.0%	(21.4)%
Net income (loss)	$10.9	$(14.3)
Basic earnings (loss) per share	$0.24	$(0.33)
Diluted earnings (loss) per share	$0.24	$(0.33)
Adjusted Results (a):

First Quarter
FY’10
Operating loss	$(6.8)
Operating margin	(5.8)%
Net loss	$(2.3)
Basic loss per share	$(0.05)
Diluted loss per share	$(0.05)

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring charges of $18.2 million during Q1 FY’10 (see attached reconciliations). No restructuring charges were incurred during Q1 FY’11.
Fee revenue was $175.1 million in Q1 FY’11 compared to $116.8 million in Q1 FY’10, an increase of 50% (or an increase of 51%, or $59.7 million, on a constant currency basis), which reflects the positive traction that local and global economies have gained during the quarter, as well as our strong performance. Fee revenue improved globally due to an increase in revenue from all segments of the business driven primarily by a 43% increase in the number of executive recruitment engagements billed as well as a 7% (8% excluding the impact of exchange rates) increase in the weighted-average fee billed per executive recruitment engagement compared to the year-ago fiscal quarter. Furthermore, the Company experienced a 4% increase in fee revenue compared to Q4 FY’10 as a result of the improving economic conditions.
Compensation and benefits were $120.2 million in Q1 FY’11, an increase of $29.8 million, or 33%, compared to $90.4 million in Q1 FY’10. This increase is attributable mainly to an increase in the variable component of compensation when compared to the year-ago fiscal quarter, which was lower in Q1 FY’10 due to the challenging economic conditions. Changes in exchange rates impacted compensation and benefits in Q1 FY’11 favorably by $1.2 million compared to Q1 FY’10.
General and administrative expenses were $28.6 million in Q1 FY’11, an increase of $0.5 million, or 2% from $28.1 million in Q1 FY’10. This increase is attributable to an increase in bad debt provisions, in line with the increase in account receivable balances and an increase in business development expense, partially offset by a decrease in unrealized foreign exchange losses. Changes in exchange rates impacted general and administrative expenses in Q1 FY’11 favorably by $0.3 million compared to Q1 FY’10.
Operating income was $19.3 million in Q1 FY’11 compared to operating loss of $25.0 million in Q1 FY’10, an increase of $44.3 million. Excluding restructuring charges of $18.2 million in Q1 FY’10, operating loss was $6.8 million.

Balance Sheet and Liquidity
Cash and marketable securities were $232.2 million at July 31, 2010 compared to $296.5 million at April 30, 2010. Cash and marketable securities include $62.4 million and $69.0 million, held in trust for deferred compensation plans, at July 31, 2010 and April 30, 2010, respectively. Cash and marketable securities decreased by $64.3 million from April 30, 2010, mainly due to payment of FY’10 annual bonuses in Q1 FY’11.
Results by Segment
Selected Executive Recruitment Data
(dollars in millions)

	First Quarter
	FY’11	FY’10
Fee revenue	$154.9	$101.3
Total revenue	$161.4	$106.6
Operating income (loss)	$27.7	$(13.1)
Operating margin	17.9%	(13.0)%
Ending number of consultants	478	501
Average number of consultants	476	481
Engagements billed	3,723	2,611

New engagements (a)	1,890	1,352
Adjusted Results (b):

First
Quarter
FY’10
Operating income	$5.1
Operating margin	5.0%

(a)	Represents new engagements opened in the respective period.

(b)	Adjusted results are non-GAAP financial measures that exclude restructuring charges of $18.2 million during Q1 FY’10 (see attached reconciliations). There were no restructuring charges during Q1 FY’11.
Fee revenue was $154.9 million in Q1 FY’11, an increase of $53.6 million, or 53%, when compared to fee revenue of $101.3 million in Q1 FY’10. On a constant currency basis, fee revenue increased by $54.9 million or 54%, when compared to the same quarter a year ago. Fee revenue increased in all regions due to a 43% increase in the overall number of engagements billed and a 7% (8% excluding the impact of exchange rates) increase in the weighted-average fee per engagement billed when compared to Q1 FY’10.
Operating income was $27.7 million in Q1 FY’11 compared to operating loss of $13.1 million in Q1 FY’10. Excluding restructuring charges of $18.2 million incurred in Q1 FY’10, operating income would have been $5.1 million in Q1 FY’10.
The total number of consultants at July 31, 2010 was 478, a decrease of 23 from July 31, 2009.

Selected Futurestep Data
(dollars in millions)

	First Quarter
	FY’11	FY’10
Fee revenue	$20.2	$15.5
Total revenue	$21.8	$16.7
Operating income (loss)	$1.0	$(0.8)
Operating margin	4.9%	(5.3)%
Fee revenue was $20.2 million in Q1 FY’11, an increase of $4.7 million, or 30%, from $15.5 million in Q1 FY’10. On a constant currency basis, fee revenue increased by $4.8 million, or 31%, in Q1 FY’11, compared to the same quarter a year ago. The improvement in fee revenue was driven by a 30% increase in the overall number of engagements billed.
Operating income was $1.0 million in Q1 FY’11 compared to an operating loss of $0.8 million in Q1 FY’10.
Outlook
Assuming constant foreign exchange rates and stable economic conditions, Q2 FY’11 fee revenue is likely to be in the range of $165 million to $185 million and diluted earnings per share is likely to be in the range of $0.20 to $0.27.
Earnings Conference Call Webcast
The earnings conference call will be held today at 10:00 AM (EDT) and hosted by CEO Gary Burnison, CFO Mike DiGregorio and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.
Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, develop, retain and sustain their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements
Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, the portability of client relationships, local political or economic developments in or affecting countries where we have operations, including fluctuations in exchange rates, risks related to the growth and results of Futurestep, global economic developments, restrictions imposed by off-limits agreements, reliance on information systems, the successful integration of acquired businesses and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include the following (each of which has been adjusted to exclude restructuring charges):
•	adjusted operating income (loss) and operating margin;
•	adjusted net income (loss);
•	adjusted basic and diluted earnings (loss) per share; and
•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes it is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.
[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	July 31,
	2010	2009
	(unaudited)

Fee revenue	$175,112	$116,803
Reimbursed out-of-pocket engagement expenses	8,050	6,485

Total revenue	183,162	123,288

Compensation and benefits	120,208	90,385
General and administrative expenses	28,615	28,054
Out-of-pocket engagement expenses	12,099	8,789
Depreciation and amortization	2,968	2,829
Restructuring charges	—	18,183

Total operating expenses	163,890	148,240

Operating income (loss)	19,272	(24,952)

Interest and other (loss) income, net	(2,309)	3,291

Income (loss) before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	16,963	(21,661)
Income tax provision (benefit)	6,521	(7,365)
Equity in earnings of unconsolidated subsidiaries, net	462	23

Net income (loss)	$10,904	$(14,273)

Earnings (loss) per common share:
Basic	$0.24	$(0.33)

Diluted	$0.24	$(0.33)

Weighted-average common shares outstanding:
Basic	44,642	43,776

Diluted	45,755	43,776

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
FINANCIAL SUMMARY BY SEGMENT
(in thousands)
(unaudited)

	Three Months Ended
	July 31,
	2010		2009	% Change

Fee Revenue:
Executive recruitment:
North America	$89,975		$55,292	62.7%
EMEA	36,268		29,221	24.1%
Asia Pacific	21,142		12,371	70.9%
South America	7,486		4,445	68.4%

Total executive recruitment	154,871		101,329	52.8%
Futurestep	20,241		15,474	30.8%

Total fee revenue	175,112		116,803	49.9%
Reimbursed out-of-pocket engagement expenses	8,050		6,485	24.1%

Total revenue	$183,162		$123,288	48.6%

		Margin		Margin

Adjusted Operating Income (Loss):
(Excluding Restructuring Charges)
Executive recruitment:
North America	$19,675	21.9%	$4,207	7.6%
EMEA	3,053	8.4%	563	1.9%
Asia Pacific	3,069	14.5%	975	7.9%
South America	1,879	25.1%	(686)	(15.4%)

Total executive recruitment	27,676	17.9%	5,059	5.0%
Futurestep	989	4.9%	(815)	(5.3%)
Corporate	(9,393)		(11,013)

Total adjusted operating income (loss)	$19,272	11.0%	$(6,769)	(5.8%)

Restructuring Charges:
Executive recruitment:
North America	$—	0.0%	$—	0.0%
EMEA	—	0.0%	18,183	62.2%
Asia Pacific	—	0.0%	—	0.0%
South America	—	0.0%	—	0.0%

Total executive recruitment	—	0.0%	18,183	18.0%
Futurestep	—	0.0%	—	0.0%
Corporate	—		—

Total restructuring charges	$—	0.0%	$18,183	15.6%

		Margin		Margin

Operating Income (Loss):
Executive recruitment:
North America	$19,675	21.9%	$4,207	7.6%
EMEA	3,053	8.4%	(17,620)	(60.3%)
Asia Pacific	3,069	14.5%	975	7.9%
South America	1,879	25.1%	(686)	(15.4%)

Total executive recruitment	27,676	17.9%	(13,124)	(13.0%)
Futurestep	989	4.9%	(815)	(5.3%)
Corporate	(9,393)		(11,013)

Total operating income (loss)	$19,272	11.0%	$(24,952)	(21.4%)

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	July 31,	April 30,
	2010	2010
	(unaudited)
ASSETS
Cash and cash equivalents	$146,016	$219,233
Marketable securities	12,919	4,114
Receivables due from clients, net of allowance for doubtful accounts of $7,035 and $5,983, respectively	127,948	107,215
Income taxes and other receivables	9,024	6,292
Deferred income taxes	20,313	20,844
Prepaid expenses and other assets	27,583	23,166

Total current assets	343,803	380,864

Marketable securities, non-current	73,253	73,105
Property and equipment, net	34,237	24,963
Cash surrender value of company owned life insurance policies, net of loans	69,281	69,069
Deferred income taxes	53,334	59,742
Goodwill	170,785	172,273
Intangible assets, net	24,875	25,425
Investments and other assets	29,752	21,657

Total assets	$799,320	$827,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$10,754	$11,148
Income taxes payable	5,298	6,323
Compensation and benefits payable	94,868	131,550
Other accrued liabilities	45,099	49,062

Total current liabilities	156,019	198,083

Deferred compensation and other retirement plans	127,770	123,794
Other liabilities	20,647	13,879

Total liabilities	304,436	335,756

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 58,448 and 57,614 shares issued and 46,435 and 45,979 shares outstanding, respectively	385,138	388,717
Retained earnings	101,124	90,220
Accumulated other comprehensive income, net	9,149	12,934

Stockholders’ equity	495,411	491,871
Less: notes receivable from stockholders	(527)	(529)

Total stockholders’ equity	494,884	491,342

Total liabilities and stockholders’ equity	$799,320	$827,098

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)
JULY 31, 2010 and 2009
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Three Months Ended
	July 31, 2010			July 31, 2009
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$175,112		$175,112	$116,803		$116,803
Reimbursed out-of-pocket engagement expenses	8,050		8,050	6,485		6,485

Total revenue	183,162		183,162	123,288		123,288

Compensation and benefits	120,208		120,208	90,385		90,385
General and administrative expenses	28,615		28,615	28,054		28,054
Out-of-pocket engagement expenses	12,099		12,099	8,789		8,789
Depreciation and amortization	2,968		2,968	2,829		2,829
Restructuring charges	—	—	—	18,183	(18,183)	—

Total operating expenses	163,890	—	163,890	148,240	(18,183)	130,057

Operating income (loss)	19,272	—	19,272	(24,952)	18,183	(6,769)

Interest and other (loss) income, net	(2,309)		(2,309)	3,291	—	3,291

Income (loss) before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	16,963	—	16,963	(21,661)	18,183	(3,478)
Income tax provision (benefit) (1)	6,521	—	6,521	(7,365)	6,182	(1,183)
Equity in earnings of unconsolidated subsidiaries, net	462		462	23		23

Net income (loss)	$10,904	$—	$10,904	$(14,273)	$12,001	$(2,272)

Earnings (loss) per common share:
Basic	$0.24		$0.24	$(0.33)		$(0.05)

Diluted	$0.24		$0.24	$(0.33)		$(0.05)

Weighted-average common shares outstanding:
Basic	44,642		44,642	43,776		43,776

Diluted	45,755		45,755	43,776		43,776

Explanation of Non-GAAP Adjustments

(1)	Calculated using an annual effective tax rate of 34% on operating expenses adjustments for the three months ended July 31, 2009